UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 19, 2001

Commission file number 0-18516

ARTESIAN RESOURCES CORPORATION
(exact name of registrant as specified in its charter)

State or other jurisdiction of incorporation or organization: Delaware

I.R.S. Employer Identification Number: 51-0002090

Address of principal executive offices: 664 Churchmans Road,
Newark, Delaware Zip Code: 19702

Registrant's telephone number, including area code: (302) 453-6900

ARTESIAN RESOURCES CORPORATION

Item 5     Other Events

       On June 19, 2001, the Delaware Public Service Commission ("DPSC") approved a settlement that Artesian Water entered into with Staff of the Delaware Public Service Commission ("Staff") and the Division of the Public Advocate ("DPA") on June 6, 2001. The parties' stipulated agreement provides for an additional $3.7 million in annualized revenues and an allowed return on equity of 10.5%. The Settlement agreement was reviewed by the Hearing Examiner in the case, who then submitted a recommendation for approval to the DPSC. Rates reflecting the approved revenue level will be implemented for service rendered effective July 1, 2001. Rates currently reflect temporary rate revenue of $2.5 million in annualized revenues, which was implemented February 3, 2001, as approved by the DPSC. Therefore, approximately $1.2 million in additional annualized revenue will be reflected in rates for service beginning July 1, 2001.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

6/19/01      /s/Dian C. Taylor

Dian C. Taylor

President, CEO, and Chair of the Board

Artesian Resources Corporation and Subsidiaries

6/19/01      /s/David B. Spacht

David B. Spacht

Vice President, Chief Financial Officer, and Treasurer

Artesian Resources Corporation and Subsidiaries

Form 8K